                                                                    Exhibit 25

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                 --------------------

                                       FORM T-1
                       STATEMENT OF ELIGIBILITY UNDER THE TRUST
                        INDENTURE ACT OF 1939 OF A CORPORATION
                             DESIGNATED TO ACT AS TRUSTEE

                                ----------------------

                         CHECK IF AN APPLICATION TO DETERMINE
                         ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                  SECTION 305(b)(2)

                                ----------------------

                                 MARINE MIDLAND BANK
                 (Exact name of trustee as specified in its charter)

    New York                                       16-1057879
    (Jurisdiction of incorporation               (I.R.S. Employer
     or organization if not a U.S.               Identification No.)
     national bank)

    140 Broadway, New York, N.Y.                  10005-1180
    (212) 658-1000                                (Zip Code)
    (Address of principal executive offices)

                                   Charles E. Bauer
                                    Vice President
                                 Marine Midland Bank
                                     140 Broadway
                            New York, New York 10005-1180
                                 Tel: (212) 658-1792
              (Name, address and telephone number of agent for service)

                             RANDALL'S FOOD MARKETS, INC.
                  (Exact name of obligor as specified in its charter)

    Texas                                             74-213-4840
    (State or other jurisdiction                      (I.R.S. Employer
    of incorporation or organization)                 Identification No.)

    3663 Briarpark
    Houston, Texas                                       77042
    (713) 268-3500                                     (Zip Code)
    (Address of principal executive offices)

                  93/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2007
                           (Title of Indenture Securities)

Item 1. GENERAL INFORMATION.

         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervisory authority to which it is subject.

         State of New York Banking Department.

         Federal Deposit Insurance Corporation, Washington, D.C.

         Board of Governors of the Federal Reserve System,
         Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2. AFFILIATIONS WITH OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

              None

Item 16.  LIST OF EXHIBITS.


EXHIBIT
-------

T1A(i)                       *    -    Copy of the Organization Certificate of
                                       Marine Midland Bank.

T1A(ii)                      *    -    Certificate of the State of New York
                                       Banking Department dated December 31,
                                       1993 as to the authority of Marine
                                       Midland Bank to commence business.

T1A(iii)                          -    Not applicable.

T1A(iv)                      *    -    Copy of the existing By-Laws of Marine
                                       Midland Bank as adopted on January 20,
                                       1994.

T1A(v)                            -    Not applicable.

T1A(vi)                      *    -    Consent of Marine Midland Bank required
                                       by Section 321(b) of the Trust Indenture
                                       Act of 1939.

T1A(vii)                          -    Copy of the latest report of condition
                                       of the trustee (June 30, 1997),
                                       published pursuant to law or the
                                       requirement of its supervisory or
                                       examining authority.

T1A(viii)                              -    Not applicable.

T1A(ix)                           -    Not applicable.


    * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                      SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 4th day of September, 1997.



                                       MARINE MIDLAND BANK


                                       By:   /s/ Frank J. Godino
                                          ---------------------------------
                                            Frank J Godino
                                            Assistant Vice President

                                                               EXHIBIT T1A (VII)

                               Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                               Federal Deposit Insurance Corporation
                               OMB Number: 3064-0052
                               Office of the Comptroller of the Currency
                               OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL    Expires March 31, 1999
--------------------------------------------------------------------------------

This financial information has not been                                    / 1 /
reviewed, or confirmed for accuracy or
relevance, by the Federal Reserve System.   Please refer to page i,
                                            Table of Contents, for
                                            the required disclosure
                                            of estimated burden.
--------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031
                                                        (950630)
                                                      -------------
                                                       (RCRI 9999)
REPORT AT THE CLOSE OF BUSINESS JUNE 30, 1997                   This report form is to be filed by banks with branches
This report is required by law; 12 U.S.C.                       and consolidated subsidiaries in U.S. territories and
Section 324 (State member banks); 12 U.S.C.                     possessions, Edge or Agreement subsidiaries, foreign
Section 1817 (State nonmember banks); and 12                    branches, consoli-dated foreign subsidiaries, or
U.S.C. Section 161 (National banks).                            International Banking Facilities.

----------------------------------------------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed        The Reports of Condition and Income are to be prepared in
by an authorized officer and the Report of Condition must       accordance with Federal regulatory authority
be attested to by not less than two directors (trustees)        instructions.  NOTE: These instructions may in some cases
for State nonmember banks and three directors for State         differ from generally accepted accounting principles.
member and National Banks.
                                                                We, the undersigned directors (trustees), attest to the
I, GERALD A. RONNING, EXECUTIVE VP & CONTROLLER                 correctness of this Report of Condition (including the
   ----------------------------------------------------         supporting schedules) and declare that it has been
    Name and Title of Officer Authorized to Sign Report         examined by us and to the best of our knowledge and
                                                                belief has been prepared in conformance with the
of the named bank do hereby declare that these Reports of       instructions issued by the appropriate Federal regulatory
Condition and Income (including the supporting schedules)       authority and is true and correct.
have been prepared in conformance with the instructions
issued by the appropriate Federal regulatory authority             /s/ James H. Cleave
and are true to the best of my knowledge and believe.           ----------------------------
                                                                Director (Trustee)
    /s/ Gerald A. Ronning
    ---------------------------------------------------            /s/ Bernard J. Kennedy
Signature of Officer Authorized to Sign Report                  ----------------------------
                                                                Director (Trustee)
                         7/25/97
    ---------------------------------------------------            /s/ Malcolm Burnett
    Date of Signature                                           ----------------------------
                                                                Director (Trustee)
----------------------------------------------------------------------------------------------------------------------

FOR BANKS SUBMITTING HARD COPY REPORT FORMS:                    NATIONAL BANKS: Return the original only in the SPECIAL
                                                                RETURN ADDRESS ENVELOPE PROVIDED.  If express mail is
STATE MEMBER BANK: Return the original and one copy to          used in lieu of the special return address envelope,
the appropriate Federal Reserve District Bank.                  return the original only to the FDIC, c/o Quality Data
                                                                Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.
STATE NONMEMBER BANKS: Return the original only in the
SPECIAL RETURN ADDRESS ENVELOPE PROVIDED.  If express
mail is used in lieu of the special return address
envelope, return the original only to the FDIC, c/o
Quality Data Systems, 2127 Espey Court, Suite 204,
Crofton, MD 21114.

----------------------------------------------------------------------------------------------------------------------

FDIC Certificate Number      / 0 / 0 / 5 / 8 / 9/
                             --------------------
                                 (RCRI 9030)

                                        NOTICE
This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

                                 REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
     Marine Midland Bank              of Buffalo
        Name of Bank                     City

in the state of New York, at the close of business June 30, 1997

ASSETS
                                Thousands of dollars

Cash and balances due from depository
institutions:

   Noninterest-bearing balances
   currency and coin....................................        $1,044,050
   Interest-bearing balances ...........................         2,065,434
   Held-to-maturity securities..........................                 0
   Available-for-sale securities........................         3,576,879

   Federal funds sold and securities purchased
   under agreements to resell...........................         3,311,653

Loans and lease financing receivables:

   Loans and leases net of unearned income..............        20,801,413
   LESS: Allowance for loan and lease losses............           429,338
   LESS: Allocated transfer risk reserve................                 0

   Loans and lease, net of unearned
   income, allowance, and reserve.......................        20,372,075
   Trading assets.......................................           982,806
   Premises and fixed assets (including
   capitalized leases)..................................           221,952

Other real estate owned.................................             8,293
Investments in unconsolidated
subsidiaries and associated companies...................                 0
Customers' liability to this bank on
acceptances outstanding.................................            26,490
Intangible assets.......................................           495,034
Other assets............................................           530,288
Total assets............................................        32,634,954


LIABILITIES

Deposits:
   In domestic offices..................................        20,705,098
   Noninterest-bearing..................................         4,382,353

   Interest-bearing.....................................        16,322,745

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs..................................         3,458,100

   Noninterest-bearing..................................                 0
   Interest-bearing.....................................         3,458,100

Federal funds sold and securities purchased
   under agreements to resell............................        3,784,599
Demand notes issued to the U.S. Treasury.................          300,000
Trading Liabilities......................................          169,194

Other borrowed money:
   With a remaining maturity of one year or less.........          878,716
   With a remaining maturity of more than
   one year through three years..........................          133,670
   With a remaining maturity of more than
   three years...........................................          112,907
Bank's liability on acceptances
executed and outstanding.................................           26,490
Subordinated notes and debentures........................          497,648
Other liabilities........................................          336,900
Total liabilities........................................       30,403,322
Limited-life preferred stock and related surplus.........                0

EQUITY CAPITAL

Perpetual preferred stock and related surplus............                0
Common Stock.............................................          205,000
Surplus..................................................        1,983,530
Undivided profits and capital reserves...................           38,878
Net unrealized holding gains (losses)
on available-for-sale securities.........................            4,224
Cumulative foreign currency translation
adjustments..............................................                0
Total equity capital.....................................        2,231,632
Total liabilities, limited-life
preferred stock, and equity capital......................       32,634,954